Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "HIS CAPITAL FUND III, LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 2019, AT 2:56 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7695160 8100
SR# 20197998238

Authentication: 203971648
Date: 11-08-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:56 PM 11/08/2019
FILED 02:56 PM 11/08/2019
SR 20197998238 - File Number 7695160

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

HIS Capital Fund III, LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 160 Greentree Drive, Suite 101 (street), in the City of Dover, Zip Code 19904. The name of the Registered Agent as such address upon whom process against this limited liability company many be served is National Registered Agents Inc.

By ______________________
Authorized Person

Name Clemen Cunningham
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